FOLEY & LARDNER LLP ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
September 8, 2006	CLIENT/MATTER NUMBER 026162-0121

Interstate Power and Light Company
Alliant Energy Tower
200 First Street, SE
Cedar Rapids, Iowa 52401

Ladies and Gentlemen:

        We have acted as counsel for Interstate Power and Light Company, an Iowa corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the Prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company from time to time of up to $250,000,000 aggregate amount of: (i) preferred stock, $.01 par value, of the Company (the “Preferred Stock”); (ii) senior unsecured debt securities (the “Debt Securities”) to be issued under the Indenture, dated as of August 20, 2003 (the “2003 Indenture”), between the Company and J.P. Morgan Trust Company, National Association (“J.P. Morgan Trust”), successor, as supplemented and amended; and (iii) collateral trust bonds (the “Collateral Trust Bonds”) to be issued under the Indenture, dated as of September 1, 1993 (the “1993 Indenture”), between the Company and J.P. Morgan Trust, successor, as supplemented and amended. The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each, a “Prospectus Supplement”).

        As counsel to the Company in connection with the proposed issuance and sale of the above-referenced securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Restated Articles of Incorporation and Bylaws, each as amended to date; (iii) the 2003 Indenture and the 1993 Indenture; and (iv) certificates of government officials and such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

        In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

        Based upon the foregoing, we are of the opinion that:

1.    The Company is validly existing as a corporation under the laws of the State of Iowa.

BOSTON BRUSSELS CHICAGO DETROIT JACKSONVILLE	LOS ANGELES MADISON MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Interstate Power and Light Company
September 8, 2006

2.    All requisite action necessary to make any shares of Preferred Stock validly issued, fully paid and nonassessable will have been taken when:

    a.       An order of the SEC pursuant to the Public Utility Holding Company Act of 1935, as amended (“Old PUHCA”), or an order of the Federal Energy Regulatory Commission (“FERC”) pursuant to the Public Utility Holding Company Act of 2005 (“New PUHCA”), as applicable, relating to the issuance of the Preferred Stock shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

    b.       An order of the Minnesota Public Utilities Commission (the “MPUC”) relating to the issuance of the Preferred Stock shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

    c.       If at the time of the issuance of shares of Preferred Stock the Company still owns utility properties in Illinois, an order of the Illinois Commerce Commission (the “ICC”) relating to the issuance of the Preferred Stock shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

    d.       The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the preferences, limitations, relative rights and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

    e.       Articles of Amendment to the Company’s Restated Articles of Incorporation with respect to the preferences, limitations, relative rights and other terms of such shares shall have been filed with the Secretary of State of the State of Iowa in the form and manner required by law; and

    f.       Such shares of Preferred Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

3.    All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

    a.       An order of the SEC pursuant to Old PUHCA or an order of the FERC pursuant to New PUHCA, as applicable, relating to the issuance of the Debt Securities shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

Interstate Power and Light Company
September 8, 2006

b. An order of the MPUC relating to the issuance of the Debt Securities shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

    c.       If at the time of the issuance of any Debt Securities the Company still owns utility properties in Illinois, an order of the ICC relating to the issuance of the Debt Securities shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

    d.       The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

e. Such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the 2003 Indenture; and

    f.       Such Debt Securities shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

4.    All requisite action necessary to make any Collateral Trust Bonds valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

    a.       An order of the SEC pursuant to Old PUHCA or an order of the FERC pursuant to New PUHCA, as applicable, relating to the issuance of the Collateral Trust Bonds shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

b. An order of the MPUC relating to the issuance of the Collateral Trust Bonds shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

    c.       If at the time of the issuance of any Collateral Trust Bonds the Company still owns utility properties in Illinois, an order of the ICC relating to the issuance of the Collateral Trust Bonds shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

Interstate Power and Light Company
September 8, 2006

    d.       The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Collateral Trust Bonds and to authorize the issuance and sale of such Collateral Trust Bonds;

e. Such Collateral Trust Bonds shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the 1993 Indenture; and

    f.       Such Collateral Trust Bonds shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

        We are qualified to practice law in the State of Wisconsin and we do not purport to be experts on the law other than that of the State of Wisconsin and the federal laws of the United States of America. We express no opinion as to the laws of any jurisdiction other than the State of Wisconsin and the federal laws of the United States. To the extent matters covered by our opinion are governed by the laws of a jurisdiction other than the State of Wisconsin, we have assumed, without independent investigation, that the applicable laws of such jurisdiction are identical in all relevant respects to the substantive laws of the State of Wisconsin.

        We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours, /s/ Foley & Lardner LLP